UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 14, 2005


                              U.S. GOLD CORPORATION
             (Exact name of registrant as specified in its charter)

               Colorado                     0-9137            84-0796160
   -------------------------------    ----------------    -------------------
   (State or other jurisdiction of    (Commission File    (I.R.S. Employer
    incorporation or organization)         Number)        Identification No.)

                         2201 Kipling Street, Suite 100
                             Lakewood, CO 80215-1545
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (303) 238-1438
                                                           --------------


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (a) At the annual meeting of U.S. Gold Corporation (the "Company") on November 14, 2005, the shareholders elected two new directors to the Board of
Directors: Ms. Michele L. Ashby and Dr. Leanne M. Baker.

     Ms. Ashby, 50 years of age, is the chief executive officer and founder of MINE, LLC, a Colorado limited liability company organized to promote natural resource companies to the investment community through private conferences. She has occupied that position since July 2005. From 1998 to 2005, she was the chief executive officer and founder of Denver Gold Group Inc., a Colorado non-profit corporation organized and operated as a trade association for the mining industry. In that capacity, she developed, marketed and organized annual conferences for participants in the industry and the investment community. From 1987 to 1995, she was a stockbroker and mining analyst with a regional firm located in Denver, Colorado.

     Dr. Baker, 53 years of age, is an independent consultant in the mining and financial services industry, a position she has occupied since 2002. Prior to that, she was an equity research analyst and managing director with Salomon Smith Barney from 1990 to 2001, where she helped build a research and investment banking franchise in the metals and mining sectors. She is a director of Agnico-Eagle Mines Ltd. (since 2003) and New Sleeper Gold Corporation (since
2004), both Canadian corporations, the former with securities traded on the Toronto and New York Stock Exchange and the latter with securities traded on the Toronto Venture Exchange. Dr. Baker has a M.S. and a Ph.D. in mineral economics from the Colorado School of Mines.

     (b) Two members of the Company's Board of Directors, whose terms expired at the annual meeting on November 14, 2005, John W. Goth and Richard F. Nanna, did not stand for re-election and retired from the Board of Directors.

Item 8.01 Other Events

     At a presentation for shareholders following the Company's annual meeting on November 14, 2005, the Company presented information about its aggressive drilling program and its goal of drilling on the Tonkin Springs, Nevada property beginning in the spring or summer of 2006, subject to government approvals and other contingencies. The information furnished under this Item 8.01 , including the exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the availability of equipment and qualified personnel, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       U.S. GOLD CORPORATION



Date: November 14, 2005                By: /s/  William F. Pass
                                           -------------------------------------
                                           William F. Pass, its Vice President,
                                           Chief Financial Officer and Secretary